Exhibit 99.1

Cinedigm Reports Third Quarter Fiscal 2020 Financial Results

Net Loss of $2.3 Million Narrowed By 33% Year Over Year, And By 63% Excluding Non-recurring Charges

OTT/Streaming Revenues Increase 95%; Monthly Active Ad-Supported Streaming Viewers Reach 5.6 Million, Up 24.4% this Quarter

LOS ANGELES, February 14, 2020 (GLOBE NEWSWIRE) -- Cinedigm Corp. (NASDAQ: CIDM) today announced its financial results for the three- and nine-month periods ended December 31, 2019.

Key Third Quarter FY 2020 Financial Results:

•	Consolidated revenues were $11.5 million

-	OTT/streaming revenues were up 95% year-over-year

-	Strong OTT Channel revenues, primarily Advertising Video on Demand (AVOD) revenues, drove the majority of this growth

•	Net loss to common stockholders of $2.3 million, a narrowing of 33% year-over-year, and a reduction of 63% year-over-year excluding non-recurring charges

•	Adjusted EBITDA of $2.7 million

•	Total debt has been reduced $12.5 million fiscal year-to-date

Key Business Highlights*:

•	Entered into a stock purchase agreement to purchase approximately 29% of the outstanding current common shares in leading Chinese entertainment company Starrise Media Holdings Limited (“Starrise”) in an all-stock transaction valued at approximately US$68 million[1].

•	Overall Ad-supported streaming viewers grew from 4.5 million to 5.6 million users, up 24.4% over the quarter

•	Free Ad-supported TV (FAST) monthly active users grew from 2.7 million to 3.3 million, up 23.2% over the quarter.

•	Ad supported Video-on-Demand (AVOD) users grew from 1.8 million to 2.3 million, up 27.8% over the quarter.

•	Overall minutes watched in the third quarter was up 303% over the prior year.

•	Increased highly valuable, connected TV ad requests to 86% of overall inventory mix.

•	Added new distribution partner, DistroTV, bringing eight of the Company’s popular networks to its programming roster.

•	Launching two new AVOD drive services to bring additional, premium programming to the United States in a partnership with all3media International, the distributor of the leading independent television production & distribution company in the United Kingdom.

•	Co-production content strategy continues to perform and produce wins in the marketplace, with the Company more than doubling the number of films from FY’19 to FY’20.

•	Extended relationship with National Football League for Super Bowl LIV and catalog content.

•	Executed 11 content acquisition deals for both OTT and traditional distribution business.

•	Post quarter end, Vizio selected Cinedigm’s Matchpoint Blueprint as a preferred development platform to provide video streaming apps across Vizio SmartCast TVs. The offering will open the door for premium content partners to quickly bring new applications and programming to the VIZIO SmartCast platform and provide access to diverse programming that appeals to millions of viewers.

•	Post quarter end, the Company closed on the purchase of 162,162,162 Starrise shares and issued 21,646,604 shares of Common Stock as consideration therefor on February14, 2020, and expects to close on the remainder of the Starrise shares as soon as practicable.

“Our proposed investment in Starrise, which we expect to fully close in the coming weeks, is a key step forward in our plan to become the first fully integrated North America / China studio,” said Chris McGurk, Cinedigm’s Chairman and CEO. “This transaction reinforces our position as a leading distributor of premium film and TV content in the two biggest and most important entertainment markets in the world and strategically aligns with our efforts to grow our OTT / streaming revenues. In addition, the strong growth in our OTT revenues, particularly in the rapidly growing AVOD segment is very encouraging.”

“We significantly narrowed our net loss by 63% to $1.2 million this quarter, excluding non-recurring charges, due to our aggressive cost and expense streamlining efforts. We have reduced costs by over $5 million annually and have reduced interest expense by approximately $3 million annually,” said Gary Loffredo, Chief Operating Officer and General Counsel.

Purchase of Minority Stake in Chinese Distribution Partner, Starrise Media

Subsequent to the end of the third quarter of fiscal year 2020, the Company signed a definitive Stock Purchase Agreement to acquire approximately 29% of the outstanding equity of leading Chinese entertainment company, Starrise, from two existing holders. As consideration, Cinedigm plans to issue to the sellers a total of 54,850,103 shares of its Class A Common Stock, par value $0.001 per share.

The all-stock transaction, which is expected to fully close in the first quarter of calendar 2020, is valued at approximately US$68 million1 and is subject to certain closing conditions, including that the Company obtain approval of its stockholders, applicable lenders, and regulatory authorities, as applicable.

Through this transaction, Cinedigm will increase its presence and leverage in both the Chinese and North American entertainment markets, two of the biggest Film and Television markets in the world with combined Film/TV revenues estimated to be approximately US$180 billion in 2018. The pending investment in Starrise follows the significant investment in Cinedigm by Bison Capital, a China-based investment company with a focus on the media and entertainment, healthcare and financial service industries. Founded by Mr. Peixin Xu in 2014, Bison Capital has made multiple investments in film and TV production, film distribution and entertainment-related mobile Internet services. As a result of this proposed transaction, Bison Capital and related entities will increase their investment and ownership levels in Cinedigm.

*All OTT figures based on December 2019 performance data.

** YoY OTT comparisons are between December 2018 and December 2019

1 Based on the closing price of Starrise (HK1616) of HK$1.29 per share on February 13, 2020.

Third Quarter 2019 Financial Summary (comparing the quarter ended December 31, 2019 vs. December 31, 2018)

Revenue was $11.5 million, a decrease of 21% compared to $14.6 million in the prior-year third fiscal quarter, due mainly to the expected decline in the Cinema Equipment business. Overall OTT/streaming revenues were up 95%, with OTT Channel revenues, particularly AVOD, showing the strongest growth rate both for the quarter and year to date.

Total operating expenses were $10.9 million, compared to $15.3 million, a decrease of $4.4 million, or 29%, which was primarily driven by lower selling, general and administrative expenses and lower depreciation and amortization expense. Selling, general and administrative expenses for the third quarter of fiscal 2020 were $3.0 million compared to $6.4 million in the year ago period, a decrease of $3.4 million, or 53%. Amortization of intangible assets was $589,000 for the third quarter of fiscal 2020 compared to $1.4 million in the year ago period, a decrease of $808,000, or 58%.

The Company reported a net loss of $2.2 million for the third quarter of fiscal 2020 compared to a net loss of $3.3 million in the third quarter of fiscal 2019. After giving effect to preferred stock dividends of $89,000, the net loss to common stockholders was $2.3 million, or ($0.05) per basic and diluted share, based on a weighted average of 42,418,641 shares outstanding. In comparison, for the third quarter of 2019, after giving effect to preferred stock dividends of $89,000, a net loss to common stockholders was $3.3 million, or ($0.09) per basic and diluted share based on a weighted average of 38,033,756 shares outstanding.

For the third quarter of fiscal year 2020, Adjusted EBITDA was $2.7 million, compared to $3.6 million in the year-ago period. The decrease was largely due to the expected reduction in the cinema equipment business. Adjusted EBITDA from non-cinema equipment business was $0.6 million this quarter versus ($0.3 million) in the prior year quarter, which was an improvement of $0.9 million, or 342%.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation, expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

About Cinedigm

Since inception, Cinedigm (NASDAQ: CIDM) has been a leader at the forefront of the digital transformation of content distribution. Adapting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

[CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310-466-5135

Tables Follow

CINEDIGM CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2019	March 31, 2019
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$14,474	$17,872
Accounts receivable, net	40,902	35,510
Inventory, net	598	673
Unbilled revenue	1,682	2,336
Prepaid and other current assets	9,458	8,488
Total current assets	67,114	64,879
Restricted cash	1,000	1,000
Property and equipment, net	9,442	14,047
Right-of-use assets	1,765	—
Intangible assets, net	7,518	9,686
Goodwill	8,701	8,701
Other long-term assets	171	526
Total assets	$95,711	$98,839
LIABILITIES AND DEFICIT
Current liabilities
Accounts payable and accrued expenses	$80,985	$68,707
Current portion of notes payable, including unamortized debt discount of $690 and $1,436 respectively	38,310	43,319
Operating lease liabilities	926	—
Current portion of deferred revenue	1,640	1,687
Total current liabilities	121,861	113,713
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs and debt discounts of $955 and $1,495 respectively	11,604	19,132
Operating lease liabilities, noncurrent	918	—
Deferred revenue, net of current portion	1,338	2,357
Other long-term liabilities	127	205
Total liabilities	135,848	135,407
Commitments and contingencies
Stockholders’ deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at December 31, 2019 and March 31, 2019. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 60,000,000 shares authorized at December 31, 2019 and March 31, 2019; 41,105,917 and 36,992,433 shares issued and 39,792,081 and 35,678,597 shares outstanding at December 31, 2019 and March 31, 2019, respectively	40	36
Additional paid-in capital	375,489	368,531
Treasury stock, at cost; 1,313,836 Class A common shares at December 31, 2019 and March 31, 2019	(11,603)	(11,603)
Accumulated deficit	(406,378)	(395,814)
Accumulated other comprehensive income	35	10
Total stockholders’ deficit of Cinedigm Corp.	(38,858)	(35,281)
Deficit attributable to noncontrolling interest	(1,279)	(1,287)
Total deficit	(40,137)	(36,568)
Total liabilities and deficit	$95,711	$98,839

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenues	$11,512	$14,643	$31,556	$41,465
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	5,726	5,246	13,425	12,287
Selling, general and administrative	2,997	6,425	13,834	19,455
(Recovery) provision for doubtful accounts	(5)	113	321	1,245
Depreciation and amortization of property and equipment	1,594	2,074	4,977	6,239
Amortization of intangible assets	589	1,397	2,178	4,187
Total operating expenses	10,901	15,255	34,735	43,413
Income (loss) from operations	611	(612)	(3,179)	(1,948)
Interest expense, net	(1,618)	(2,593)	(5,713)	(7,860)
Other expense, net	(1,019)	(12)	(1,187)	(40)
Loss from operations before income taxes	(2,026)	(3,217)	(10,079)	(9,848)
Income tax expense	(136)	(55)	(210)	(194)
Net loss	(2,162)	(3,272)	(10,289)	(10,042)
Net (income) loss attributable to noncontrolling interest	(7)	14	(8)	38
Net loss attributable to controlling interests	(2,169)	(3,258)	(10,297)	(10,004)
Preferred stock dividends	(89)	(89)	(267)	(267)
Net loss attributable to common stockholders	$(2,258)	$(3,347)	$(10,564)	$(10,271)
Net loss per Class A common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.05)	$(0.09)	$(0.26)	$(0.27)
Weighted average number of Class A common stock outstanding: basic and diluted	42,418,641	38,033,756	40,745,114	37,793,845

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Three Months Ended December 31,
($ in thousands)	2019	2018
Net loss	$(2,162)	$(3,272)
Add Back:
Income tax expense	136	55
Depreciation and amortization of property and equipment	1,594	2,074
Amortization of intangible assets	589	1,397
Interest expense, net	1,618	2,593
Other expense, net	777	366
Stock-based compensation and expenses	178	361
Net loss attributable to noncontrolling interest	(7)	14
Adjusted EBITDA	$2,723	$3,588

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,475)	$(1,942)
Amortization of intangible assets	(11)	(11)
Stock-based compensation and expenses	—	(3)
Income from operations	(600)	(1,895)
Adjusted EBITDA from non-cinema equipment business	$637	$(263)

Adjusted EBITDA

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	Nine Months Ended December 31,
($ in thousands)	2019	2018
Net loss	(10,289)	(10,042)
Add Back:
Income tax expense	210	194
Depreciation and amortization of property and equipment	4,977	6,239
Amortization of intangible assets	2,178	4,187
Interest expense, net	5,713	7,860
Other expense, net	1,536	394
Stock-based compensation and expenses	367	763
Net loss attributable to noncontrolling interest	(8)	38
Adjusted EBITDA	$4,684	$9,633

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(4,612)	$(5,844)
Amortization of intangible assets	(34)	(34)
Stock-based compensation and expenses	7	(8)
Income from operations	(2,650)	(8,824)
Adjusted EBITDA from non-cinema equipment business	$(2,605)	$(5,077)